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                                                                   EXHIBIT 23.2


              (NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD)




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Mission Resources Corporation (the "Company") for the year ended December 31, 2003, and to the incorporation by reference thereof into the Company's previously filed Registration Statements on Form S-3 (333-111955) and Form S-8 (File Nos. 333-105169, 333-63562, 333-54798, 333-57827, 333-27707 and
333-91326), of the references to this firm relating to the Company's estimated domestic proved reserves as of December 31, 2001, December 31, 2002 and December 31, 2003.


                                           NETHERLAND, SEWELL & ASSOCIATES, INC.


                                           By:  /s/ J. CARTER HENSON, JR.
                                              ---------------------------------
                                              J. Carter Henson, Jr.
                                              Senior Vice President


Houston, Texas
March 8, 2004